UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 21, 2014

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8399 (Commission File Number)	31-1189815 (IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio (Address of principal executive offices)	43085 (Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 21, 2014, Worthington Industries Inc. (the “Company”) announced that Andy Rose has been promoted to executive vice president in recognition of his expanded leadership role and contributions to the Company over the last 5 1/2 years.

Rose joined Worthington Industries in December 2008 as chief financial officer, a position he will continue to hold. During his tenure, he has played a central role in developing corporate strategy, designing and executing the Company’s acquisition plan and driving efficiencies as part of the broader Transformation. Worthington Industries has acquired 15 companies for a total of $650 million and raised over $1 billion in the capital markets under Rose’s leadership.

A copy of the news release issued by the Company on July 21, 2014 announcing the promotion of Mr. Rose is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)-(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on July 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: July 23, 2014	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary